FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON FEBRUARY 12, 2002
                              REGISTRATION NO. 333-

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, DC 20549
                          -----------------------------
                                  FORM S-8
               REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
                          -----------------------------

                           COVISTA COMMUNICATIONS, INC.
               (Exact Name of Registrant as Specified in Its Charter)

   NEW JERSEY                          4813                   22-1656895
------------------------       -----------------------     -----------------
(State or Other Juris-          (Primary Standard          (I.R.S. Employer
diction of Incorporation         Industrial Classi-         Identification
or Organization)                 fication Code Number)      Number)

                 150 Clove Road, Little Falls, New Jersey 07424
                                 (973) 812-1100
  (Address, Including Zip Code, and Telephone Number, Including Area Code, of
                      Registrant's Principal Executive Offices)

              COVISTA COMMUNICATIONS, INC. 2001 EQUITY INCENTIVE PLAN
                           (Full Title of the Plan)

                              A. John Leach, Jr.
                   PRESIDENT AND CHIEF EXECUTIVE OFFICER
                       COVISTA COMMUNICATIONS, INC.
               150 Clove Road, Little Falls, New Jersey  07424
                             (973) 812-1100
(Name, Address, Including Zip Code, and Telephone Number, Including Area Code,
                            of Agent For Service)

                      CALCULATION OF REGISTRATION FEE

-------------------------------------------------------------------------------------------------
Title of Each Class           Amount to       Proposed Maximum   Proposed Maximum    Amount of
of Securities be              Regis-          Offering Price     Aggregate Offer-    Registration
to be Registered              tered (1)       Per Share (2)      ing Price (2)          Fee
-------------------------------------------------------------------------------------------------
Covista Communications,    900,000 shares(1)      $6.38           $5,742,000.00          $528.26
Inc. 2001 Equity Incentive
Plan
Common Stock, $.05 par value
-------------------------------------------------------------------------------------------------

(1) This Registration Statement also shall cover any additional shares of the Registrant's Common Stock that become issuable under the Covista Communications, Inc. 2001 Equity Incentive Plan by reason of any stock dividend, stock split or similar transaction effected without the Registrant's receipt of consideration that results in an increase in the number of outstanding shares of the Registrant's Common Stock.

(2) Calculated solely for purposes of this offering under Rule 457(h) under the Securities Act of 1933, as amended, on the basis of the average of the high and low trading prices for the Registrant's Common Stock on February 6, 2002, as reported by the Nasdaq National Market.

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                                 PART II

                 INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 3.          INCORPORATION OF DOCUMENTS BY REFERENCE

     The following documents filed with the Securities and Exchange Commission (the "Commission") by Covista Communications, Inc. (the "Registrant") are hereby incorporated by reference in this Registration Statement.

     (i) Annual Report on Form 10-K for the year ended January 31, 2001, as amended by Amendment No. 1 on Form 10-K/A and Amendment No. 2 on Form 10-K/A;

    (ii) Quarterly Reports on Form 10-Q for the quarters ended April 30, 2001, July 31, 2001 and October 31, 2001;

   (iii)     Current Report on Form 8-K filed on July 19, 2001; and

    (iv) The description of the Registrant's common stock, par value $.05 per share, contained in Pre-Effective Amendment No. 3 to the Registrant's Registration Statement on Form S-4 (No. 333-69644) filed by the Registrant with the Commission on January 8, 2002.

     All reports and documents filed by the Registrant pursuant to Sections 13(a), 14 or 15(d) of the Securities Exchange Act of 1934, after the date hereof and prior to the filing a post effective amendment to this Registration Statement indicating that all securities offered hereby have been sold or deregistering all such securities then remaining unsold, shall also be deemed to be incorporated by reference into this Registration Statement and to be a part hereof, commencing on the respective dates on which such reports and documents are filed with the Commission. Any statement incorporated by reference herein shall also be deemed to be modified or superseded for the purposes of this Registration Statement and any amendment or supplement hereto to the extent that another statement contained herein or in any other subsequently filed document that also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement modified or superseded shall not be deemed, except as so modified or superseded, to constitute part of this Registration Statement or any amendment or supplement hereto.

ITEM 4.     DESCRIPTION OF SECURITIES

     Not applicable.

ITEM 5.     INTERESTS OF NAMED EXPERTS AND COUNSEL

     Not applicable.

ITEM 6.      INDEMNIFICATION OF DIRECTORS AND OFFICERS

     The Registrant is a New Jersey corporation. Under the New Jersey Business Corporation Act (the "NJBCA"), a corporation may provide in its certificate of incorporation that a director or officer shall not be personally liable, or shall be liable only to the extent therein provided, to the corporation or its stockholders for damages from the breach of any duty owed to the corporation or its stockholders, except that such provision shall


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not relieve a director or officer from liability for any breach of duty based upon an act or omission (1) in breach of such person's duty of loyalty to the corporation or its stockholders; (2) not in good faith or involving a knowing violation of law; or (3) resulting in receipt by such person of an improper personal benefit.

     Under the NJBCA, a corporation may indemnify a corporate agent against his expenses and liabilities (including but not limited to fines and penalties) in connection with any proceeding involving the corporate agent by reason of his being or having been such a corporate agent, other than a proceeding by or in the right of the corporation, if (1) such corporate agent acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and (2) with respect to any criminal proceeding, such corporate agent had no reasonable cause to believe his conduct was unlawful. Indemnification against expenses incurred by a corporate agent in connection with a proceeding against such corporate agent for actions in such capacity is mandatory to the extent that such corporate agent has been successful on the merits in a proceeding involving such corporate agent in his capacity as such. If a corporate agent is determined to be liable to the corporation, indemnification for expenses is not allowable, subject to limited exceptions when a court deems the award of expenses appropriate. Advancement of expenses is permitted, but a corporate agent receiving such advances must repay those expenses if it is ultimately determined he is not entitled to be indemnified. The indemnification and advancement of expenses provided by or granted pursuant the NJBCA does not exclude any other rights, including the right to be indemnified against liabilities and expenses incurred in proceedings by or in the right of the corporation, to which a corporate agent may be entitled under a certificate of incorporation, bylaw, agreement, vote of stockholders, or otherwise; provided that, under the NJBCA, no indemnification may be made to or on behalf of a corporate agent if a judgment or other final adjudication adverse to the corporate agent establishes that his acts or omissions, (1) were in breach of his duty of loyalty to the corporation or its stockholders; (2) were not in good faith or involved a knowing violation of law; or (3) resulted in receipt by the corporate agent of an improper personal benefit.

     Article 8 of the Registrant's Certificate of Incorporation provides that except as provided under the NJBCA, directors of the Registrant shall not be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duties as a director. The same Article 8 also provides that any repeal or modification of this provision will not adversely affect any right or protection of a director of the Registrant, with regard to any action taken prior the time of such repeal or modification. The Registrant's Certificate of Incorporation and Bylaws are silent on the matter of indemnification of directors and officers. However, the Registrant has entered into an indemnification agreement with each of its directors and officers that generally obligates the Registrant to indemnify such persons to the maximum extent permitted by New Jersey law.

ITEM 7.     EXEMPTION FROM REGISTRATION CLAIMED

     Not Applicable.

                                   II-2
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ITEM 8.      EXHIBITS

     Exhibit No.      Description of Document
     ----------       -----------------------

       4.1 Certificate of Incorporation of Covista Communications, Inc., as amended. Filed as Exhibit 3.1 to the Registrant's registration statement on Form S-4, No 333-69644, filed on September 19, 2001 ("Registration No. 333-69644") and hereby incorporated herein by reference.


       4.2            By-Laws of Covista Communications, Inc., as amended.
                      Filed as Exhibit 3.2 to Registration No 333-69644 and hereby incorporated herein by reference.

       5.1            Opinion of Jay J. Miller, Esq.  Filed herewith.

      23.1 Consent of Deloitte & Touche LLP, independent accountants. Filed herewith.

      23.2 Consent of Jay J. Miller (included in Exhibit 5.1 and incorporated herein by reference).

      24.1            Reference is made to page II-4 of this Registration
                      Statement.

      99.1            2001 Equity Incentive Stock Plan of Covista
                      Communications, Inc.  Filed herewith.

ITEM 9.          UNDERTAKINGS

(a)     The undersigned Registrant hereby undertakes:

        (1) To file, during any period in which offers or sales are being made, a post-effective amendment or prospectus supplement to this registration statement:

                (i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

               (ii) to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent


                              II-3
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                        no more than a 20% change in the maximum aggregate
                        offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

              (iii) to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) above do not apply if the registration statement is on Form S-3, Form S-8 or Form F-3, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by he registrant pursuant to section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference into this Registration Statement;

     (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) The undersigned hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                 II-4
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                               SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in Chattanooga, Tennessee, on February 12, 2002.


                                       By:  /s/ A. John Leach, Jr.
                                          -----------------------------
                                       Name:  A. John Leach, Jr.
                                       Title:  President and Chief Executive
                                               Officer

                                POWER OF ATTORNEY

     KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints A. John Leach, Jr. and Thomas P. Gunning, and each of them, as his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons on February 12, 2002 in the capacities indicated.

Name                              Title

/s/ A. John Leach, Jr.
------------------------------     President and Chief Executive Officer
A. John Leach, Jr.                 and Director
                                   (Principal Executive Officer)

/s/ Thomas P. Gunning
-------------------------------    Vice President, Treasurer, Secretary,
Thomas P. Gunning                  Chief Financial Officer
                                   (Principal Financial and Accounting
                                    Officer)

/s/ Henry G. Luken, III
--------------------------------
Henry G. Luken, III                Chairman of the Board


/s/ Kevin Alward
--------------------------------
Kevin Alward                       Chief Operating Officer and Director


--------------------------------
Walt Anderson                      Director



--------------------------------
Leon Genet                         Director


--------------------------------
Donald Jones                       Director

/s/ Nicholas Merrick
--------------------------------
Nicholas Merrick                   Director

/s/ Jay J. Miller
---------------------------------
Jay J. Miller                      Director